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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.

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NAME OF SUBSIDIARY                                   STATE OF INCORPORATION
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AHP Alliance of Columbia                             South Carolina
AHP Delmarva, LLP                                    Maryland
AHP Finance, Inc.                                    Delaware
AHP Home Care Alliance of Gainesville                Florida
AHP Home Care Alliance of Tennessee                  Tennessee
AHP Home Care Alliance of Virginia                   Virginia
AHP Home Medical Equipment
       Partnership of Texas                          Texas
AHP Knoxville Partnership                            Tennessee
AHP, L.P.                                            Tennessee
AHP-MHR Home Care, LLP                               Nebraska
American HomePatient Arkansas Ventures, Inc.         Delaware
American HomePatient Delaware Ventures, Inc.         Delaware
American HomePatient of Illinois, Inc.               Illinois
American HomePatient of New York, Inc.               New York
American HomePatient of Sanford, LLC                 North Carolina
American HomePatient of Texas, L.P.                  Texas
American HomePatient of Unifour, LLC                 North Carolina
American HomePatient Tennessee Ventures, Inc.        Delaware
American HomePatient Ventures, Inc.                  Tennessee
American  HomePatient, Inc.                          Tennessee
Baptist Ventures - AHP Homecare Alliance
     of Montgomery                                   Alabama
Blue Ridge Home Care                                 North Carolina
Coastal Home Care                                    South Carolina
Colorado Home Medical Equipment Alliance, LLC        Colorado
Designated Companies, Inc.                           New York
Homelink Home Health Care                            Arkansas
National I.V., Inc.                                  Arkansas
National Medical Systems, Inc.                       Arkansas
Neogenesis, Inc.                                     South Carolina
Northeast Pennsylvania Alliance, LLC                 Pennsylvania
Northwest Washington Alliance, LLC                   Washington
Outpatient Medical Network, Inc.                     Washington
Piedmont Medical Equipment                           South Carolina
Promed Home Care                                     South Carolina
ProCare Medical Supply Co., Inc.                     Missouri
Shared Care - West Branch, LLC                       Michigan
The National Medical Rentals, Inc.                   Arkansas
Total Home Care of East Alabama, LLC                 Alabama
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